Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NEOSTEM, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2010, AT 10:31 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE — DELAWARE

Jeffrey W. Bullock, Secretary of State

0899444 8100

101100633

AUTHENTICATION: 8362874

DATE: 11-18-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:30 AM 11/18/2010
FILED 10:31 AM 11/18/2010
SRV 101100633 - 0899444 FILE

CERTIFICATE OF ELIMINATION

OF THE

SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

NEOSTEM, INC.

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

1. The name of the corporation is NeoStem, Inc. (hereinafter sometimes referred to as the "Corporation").

2. The designation of the series of shares of stock of the Corporation to which this certificate relates is "Series D Convertible Redeemable Preferred Stock."

3. Pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the certificate of incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation previously designated 1,600,000 shares of preferred stock as Series D Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series D Convertible Redeemable Preferred Stock"), and established the voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of such series as set forth in the Certificate of Designation of Series D Convertible Redeemable Preferred Stock of NeoStem, Inc. (the "Series D Certificate of Designations"), with respect to such Series D Convertible Redeemable Preferred Stock, which Series D Certificate of Designations has been heretofore filed with the Secretary of State of the State of Delaware. None of the authorized shares of Series D Convertible Redeemable Preferred Stock are outstanding and none will be issued subject to the Series D Certificate of Designations.

4. The Board of Directors of the Corporation has duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

> **RESOLVED,** that none of the authorized shares of Series D Convertible Redeemable Preferred Stock are outstanding, and that none will be issued subject to the Series D Certificate of Designations, and
>
> **FURTHER RESOLVED,** that pursuant to the authority conferred

on the Board of Directors by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby eliminates the Series D Convertible Redeemable Preferred Stock, and

FURTHER RESOLVED, that the appropriate officers of the Corporation, or any one or more of them, are hereby authorized, in the name and on behalf of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, to execute and file a Certificate of Elimination of the Series D Convertible Redeemable Preferred Stock of NeoStem, Inc. with the Secretary of State of the State of Delaware, which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Certificate of Incorporation all matters set forth in the Series D Certificate of Designations with respect to such Series D Convertible Redeemable Preferred Stock, and

FURTHER RESOLVED, that in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all references to the Series D Convertible Redeemable Preferred Stock, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the preferred stock of the Corporation, without designation as to series.

Signed on November 18, 2010

NEOSTEM, INC.

By: ______________________
Name: Robin Smith
Title: CEO